Supplement dated August 25, 2026
to the following initial summary prospectus(es):
Nationwide Defender Annuity dated May 1, 2026
This supplement updates certain information contained in your initial summary prospectus. Please read and retain this supplement for future reference.
Effective November 6, 2026, Nationwide is making the following updates:
I.
The Return of Premium Death Benefit Option is no longer available for election as of November 6, 2026.
II.
For applications signed on or after November 6, 2026, there is no fee associated with the Return of Premium Death Benefit, and it is now the standard Death Benefit for applicants whose ages are 75 or younger at the time of application. For applicants whose ages are 76 or older at the time of application, the standard Death Benefit is the Contract Value.
III.
The following new Index Strategies are offered as investment options under the Contract:
•
MSCI EAFE Index 1 Year with Cap Rate & 20% Buffer
•
MSCI EAFE Index 3 Year with Cap Rate & 10% Buffer
•
MSCI EAFE Index 3 Year with Cap Rate & 20% Buffer
•
MSCI EAFE Index 6 Year with Cap Rate & 10% Buffer
•
MSCI EAFE Index 6 Year with Cap Rate & 20% Buffer
•
Nasdaq-100 Index® 1 Year with Cap Rate & 20% Buffer
•
Nasdaq-100 Index® 3 Year with Cap Rate & 10% Buffer
•
Nasdaq-100 Index® 3 Year with Cap Rate & 20% Buffer
•
Nasdaq-100 Index® 6 Year with Cap Rate & 10% Buffer
•
Nasdaq-100 Index® 6 Year with Cap Rate & 20% Buffer
•
Russell 2000 Index® 1 Year with Cap Rate & 20% Buffer
•
Russell 2000 Index® 3 Year with Cap Rate & 20% Buffer
•
Russell 2000 Index® 6 Year with Cap Rate & 20% Buffer
•
S&P MidCap 400® 1 Year with Cap Rate & 20% Buffer
•
S&P MidCap 400® 3 Year with Cap Rate & 10% Buffer
•
S&P MidCap 400® 3 Year with Cap Rate & 20% Buffer
•
S&P MidCap 400® 6 Year with Cap Rate & 10% Buffer
•
S&P MidCap 400® 6 Year with Cap Rate & 20% Buffer
Accordingly, the following changes apply to the initial statutory prospectus:
1. The Optional Death Benefit item under the Contract Features subsection under the Overview of the Contract section is deleted in its entirety.
2. The Spousal Protection Feature item under the Contract Features subsection under the Overview of the Contract section is deleted in its entirety and replaced with the following:
Spousal Protection Feature. The standard Death Benefit contains the Spousal Protection Feature, which allows a surviving spouse to continue the Contract while receiving the economic benefit of the Death Benefit upon the death of the other spouse, subject to certain conditions.
ISP-1075

3. The Are there Ongoing Fees and Expenses? row under the Fees, Expenses, and Adjustments table under the Important Information You Should Consider About the Contract section is deleted in its entirety and replaced with the following:
Are there Ongoing Fees and Expenses?
Yes.

Under the Index Strategies, there is an implicit ongoing fee to the extent that your participation in Index gains is limited by our use of a Cap Rate, Cap+ Rate and
Participation Rate. This means that your returns may be lower than the Index’s returns. In return for accepting a limit on Index gains, you will receive some protection from Index losses. This implicit ongoing fee is not reflected in the tables below.

4. The Are There Any Restrictions on Contract Benefits? row under the Restrictions table, under the Important Information You Should Consider About the Contract section is deleted in its entirety and replaced with the following:
Are there Any Restrictions on Contract Benefits?
Yes.

● Performance Lock:
● Once a Performance Lock is exercised it is irrevocable.
● For each Index Strategy, the Performance Lock feature may be exercised only once during a Strategy term.
● Only the full Index Strategy Value can be locked-in (no partial lock-ins).

See "Performance Lock."

● When the Annuitant and Co-Annuitant, if applicable, are age 75 or younger at application, the Death Benefit is the greater of Contract Value or Purchase Payment reduced by withdrawals. When the Annuitant or Co-Annuitant, if applicable, are age 76 or older at application, the Death Benefit is the Contract Value. See "Standard Death
Benefit."
● Ownership changes and assignments may terminate the Death Benefit (see "Impact of
Ownership Changes and Assignment on the Death Benefit" in the statutory prospectus).
● Withdrawals will reduce the Death Benefit, perhaps by more than the amount withdrawn
(see "Withdrawals" in the statutory prospectus).
● The availability of Contract benefits may vary depending on the broker-dealer through which the Contract is sold (see "Appendix E: Financial Intermediary Variations" in the
statutory prospectus).

5. The Standard Benefits Table and Optional Benefits Table under the Benefits Under the Contract section are deleted in their entirety and replaced with the following:
Standard Benefits Table
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Standard Death Benefit (when Annuitant and Co-Annuitant, if applicable, are 75 or younger at application)	Upon death of Annuitant prior to Annuitization, Death Benefit equal to the greater of Contract Value or Purchase Payment reduced by withdrawals	None	● Nationwide may limit purchase payments to $1,000,000 ● Certain ownership changes and assignments could reduce the death benefit
Standard Death Benefit (when Annuitant or Co- Annuitant, if applicable, is 76 or older at application)	Upon death of Annuitant prior to Annuitization, Death Benefit equal to Contract Value	None	● Nationwide may limit purchase payments to $1,000,000 ● Certain ownership changes and assignments could reduce the death benefit
ISP-1075

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Spousal Protection Feature	Second death benefit	None
● Not applicable to Charitable Remainder Trusts
● One or both spouses (or a revocable trust of which
either or both of the spouses is/are grantor(s)) must
be named as the Contract Owner
● For contracts issued as an IRA or Roth IRA, only
the person for whom the IRA or Roth IRA was
established may be names as the Contract Owner
● Only available to the Contract Owner’s spouse
● Spouses must be Co-Annuitants
● Both spouses must be 85 or younger at application
● Spouses must be named as beneficiaries
● No other person may be named as Contract Owner,
Annuitant, or primary beneficiary
● Benefit is forfeited if certain changes to the parties
or assignments are made

Systematic Withdrawals (see "Systematic Withdrawals" in the statutory prospectus)	Automatic withdrawals of Contract Value on a periodic basis	None
● Withdrawals must be at least $100 each
● Will be taken proportionally from the Strategies in
which the Contract Owner is allocated based on the
Contract Value
● May be subject to a negative Daily ISE Percentage
calculation when taken during a Strategy Term
● May be subject to a CDSC, MVA, tax, and tax
penalties

Optional Benefits Table
Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Performance Lock	"Locks-in" the performance of an Index Strategy by transferring the Index Strategy Value to the Fixed Strategy
0.10% for
each year
remaining in
the Strategy
Term as of
the date of
the
Performance
Lock request
(with partial
years
rounded up
to the next
full year)
multiplied by
the Index
Strategy
Value subject
to the
Performance
Lock request

0.10% for
each year
remaining in
the Strategy
Term as of
the date of
the
Performance
Lock request
(with partial
years
rounded up
to the next
full year)
multiplied by
the Index
Strategy
Value subject
to the
Performance
Lock request

● Once a Performance Lock is
exercised it is irrevocable
● For each Index Strategy, the
Performance Lock feature may be
exercised only once during a
Strategy Term
● Only the full Index Strategy Value
can be locked-in (no partial lock-ins)

ISP-1075

6. The Annual Contract Expenses Table under the Additional Information About Fees section is deleted in its entirety and replaced with the following:
Annual Contract Expenses
The Contract does not assess any explicit annual contract expenses. However, Nationwide may limit the amount you can earn on the Index Strategies by offering Participation Rates less than 100% and/or by assessing Strategy Spreads. This means your returns may be lower than the Index Performance. In return for accepting this limit on Index Performance, you will receive some protection from Index losses.

7. The table in the Index Strategies subsection of Appendix: Investment Options Available Under the Contract section is deleted in its entirety and replaced with the following:
Index[1]	Type of Index	Strategy Term	Index Crediting Methodology	Current Buffer (if held until end of Strategy Term)	Minimum Cap Rate (for the life of the Index Strategy)	Minimum Participation Rate (for the life of the Index Strategy)
MSCI EAFE Index	Market Index	1 Year	Cap Rate	10%	0.05%	100%
MSCI EAFE Index	Market Index	1 Year	Cap Rate	20%	0.05%	100%
MSCI EAFE Index	Market Index	3 Year	Cap Rate	10%	0.05%	100%
MSCI EAFE Index	Market Index	3 Year	Cap Rate	20%	0.05%	100%
MSCI EAFE Index	Market Index	6 Year	Cap Rate	10%	0.05%	100%
MSCI EAFE Index	Market Index	6 Year	Cap Rate	20%	0.05%	100%
Nasdaq-100 Index®	Market Index	1 Year	Cap Rate	10%	0.05%	100%
Nasdaq-100 Index®	Market Index	1 Year	Cap Rate	20%	0.05%	100%
Nasdaq-100 Index®	Market Index	3 Year	Cap Rate	10%	0.05%	100%
Nasdaq-100 Index®	Market Index	3 Year	Cap Rate	20%	0.05%	100%
Nasdaq-100 Index®	Market Index	6 Year	Cap Rate	10%	0.05%	100%
Nasdaq-100 Index®	Market Index	6 Year	Cap Rate	20%	0.05%	100%
Russell 2000 Index®	Market Index	1 Year	Cap Rate	10%	0.05%	100%
Russell 2000 Index®	Market Index	1 Year	Cap Rate	20%	0.05%	100%
Russell 2000 Index®	Market Index	3 Year	Cap Rate	10%	0.05%	100%
Russell 2000 Index®	Market Index	3 Year	Cap Rate	20%	0.05%	100%
Russell 2000 Index®	Market Index	6 Year	Cap Rate	10%	0.05%	100%
Russell 2000 Index®	Market Index	6 Year	Cap Rate	20%	0.05%	100%
S&P MidCap 400®	Market Index	1 Year	Cap Rate	10%	0.05%	100%
S&P MidCap 400®	Market Index	1 Year	Cap Rate	20%	0.05%	100%
S&P MidCap 400®	Market Index	3 Year	Cap Rate	10%	0.05%	100%
S&P MidCap 400®	Market Index	3 Year	Cap Rate	20%	0.05%	100%
S&P MidCap 400®	Market Index	6 Year	Cap Rate	10%	0.05%	100%
S&P MidCap 400®	Market Index	6 Year	Cap Rate	20%	0.05%	100%
S&P 500®	Market Index	1 Year	Cap Rate	10%	0.05%	100%
ISP-1075

S&P 500®	Market Index	1 Year	Cap Rate	20%	0.05%	100%
S&P 500®	Market Index	3 Year	Cap Rate	10%	0.05%	100%
S&P 500®	Market Index	3 Year	Cap Rate	20%	0.05%	100%
S&P 500®	Market Index	6 Year	Cap Rate	10%	0.05%	100%
S&P 500®	Market Index	6 Year	Cap Rate	20%	0.05%	100%
1
Each Index offered under the Contract is a "price return index," not a "total return index," and therefore does not reflect dividends paid on the securities composing the Index. This will cause the Index to underperform in comparison to a direct investment in a total return index.
ISP-1075